SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.  )

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Check the appropriate box:

Preliminary proxy statement	Confidential, for use of the

Commission only (as permitted by

Rule 14a-6(e)(2).

Definitive proxy statement.

Definitive additional materials.

Soliciting material pursuant to Rule 14a-12.

Citizens First Bancorp, Inc.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement if Other Than the Registrant)

      Payment of filing fee (check the appropriate box):

No fee required.

Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

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N/A

(4) Proposed maximum aggregate value of transaction: N/A

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Fee paid previously with preliminary materials.

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

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Notice of Annual Meeting of Stockholders
Proxy Statement
Voting and Proxy Procedure
Stock Ownership
Proposal 1 — Election of Director
Nominee for Election of Director
Directors Continuing in Office
Executive Compensation
Audit Committee Report
Section 16(a) Beneficial Ownership Reporting Compliance
Transactions with Management
Proposal 2 — Approval of the Citizens First Bancorp, Inc. 2001 Stock-Based Incentive Plan
Proposal 3 — Ratification of Independent Auditors
Miscellaneous
Stockholder Proposals
Appendix A Audit Committee Charter
Mission Statement
Organization
Roles and Responsibilities
Appendix B 2001 Stock-Based Incentive Plan
Revocable Proxy
Vote Authorization Forms

[LOGO]

September 10, 2001

Dear Stockholder:

     You are cordially invited to attend the annual meeting of stockholders of Citizens First Bancorp, Inc. The meeting will be held at 555 Water Street, Port Huron, Michigan, on Thursday, October 18, 2001 at 10:00 a.m., local time.

     The notice of annual meeting and proxy statement appearing on the following pages describe the formal business to be transacted at the meeting. Directors and officers of the Company, as well as a representative of Plante & Moran, LLP, the Company’s independent auditors, will be present to respond to appropriate questions of stockholders.

     It is important that your shares are represented at this meeting, whether or not you attend the meeting in person and regardless of the number of shares you own. To make sure your shares are represented, we urge you to complete and mail the enclosed proxy card promptly. If you attend the meeting, you may vote in person even if you have previously mailed a proxy card.

     We look forward to seeing you at the meeting.

Sincerely,

/s/Marshall J. Campbell Marshall J. Campbell Chairman of the Board

Citizens First Bancorp, Inc.
525 Water Street
Port Huron, Michigan 48060

Notice of Annual Meeting of Stockholders

     On Thursday, October 18, 2001, Citizens First Bancorp, Inc. (the “Company”) will hold its annual meeting of stockholders at 555 Water Street, Port Huron, Michigan. The meeting will begin at 10:00 a.m., local time. At the meeting, the stockholders will consider and act on the following:

1.	The election of one director to serve for a term of three years;

2.	The approval of the Citizens First Bancorp, Inc. 2001 Stock-Based Incentive Plan;

3.	The ratification of the appointment of Plante & Moran, LLP as independent auditors for the Company for the fiscal year ending March 31, 2002; and

4.	The transaction of any other business that may properly come before the meeting.

     NOTE: The Board of Directors is not aware of any other business scheduled to come before the meeting.

     Only stockholders of record at the close of business on August 31, 2001 are entitled to receive notice of and to vote at the meeting and any adjournment or postponement of the meeting.

     Please complete and sign the enclosed form of proxy, which is solicited by the Board of Directors, and mail it promptly in the enclosed envelope. The proxy will not be used if you attend the meeting and vote in person.

BY ORDER OF THE BOARD OF DIRECTORS

/s/ Timothy D. Regan Timothy D. Regan Corporate Secretary

Port Huron, Michigan
September 10, 2001

IMPORTANT: The prompt return of proxies will save the Company the expense of further requests for proxies in order to ensure a quorum. A self-addressed envelope is enclosed for your convenience. No postage is required if mailed in the United States.

Citizens First Bancorp, Inc.

Proxy Statement

     This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors of Citizens First Bancorp, Inc. (the “Company” or “Citizens First Bancorp”) to be used at the annual meeting of stockholders of the Company. The Company is the holding company for Citizens First Savings Bank (“Citizens First Savings” or the “Bank”). The annual meeting will be held at 555 Water Street, Port Huron, Michigan on Thursday, October 18, 2001, at 10:00 a.m., local time. This proxy statement and the enclosed proxy card are being mailed to stockholders on or about September 10, 2001.

Voting and Proxy Procedure

Who Can Vote at the Meeting

     You are entitled to vote your Company common stock if the records of the Company show that you held your shares as of the close of business on August 31, 2001. If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the beneficial owner of shares held in “street name” and these proxy materials are being forwarded to you by your broker or nominee. As the beneficial owner, you have the right to direct your broker on how to vote. Your broker or nominee has enclosed a voting instruction card for you to use in directing the broker or nominee on how to vote your shares.

     As of the close of business on August 31, 2001, a total of 9,526,761 shares of Company common stock was outstanding. Each share of common stock has one vote. As provided in the Company’s Certificate of Incorporation, record owners of the Company’s common stock who beneficially own, either directly or indirectly, in excess of 10% of the Company’s outstanding shares, are not entitled to any vote with respect to the shares held in excess of the 10% limit.

Attending the Meeting

     If you are a stockholder as of the close of business on August 31, 2001, you may attend the meeting. However, if you hold your shares in street name, you will need proof of ownership to be admitted to the meeting. A recent brokerage statement or a letter from a bank or broker are examples of proof of ownership. If you want to vote your shares of Company common stock held in street name in person at the meeting, you will have to get a written proxy in your name from the broker, bank or other nominee who holds your shares.

Vote Required

     A majority of the outstanding shares of common stock entitled to vote is required to be represented at the meeting in order to constitute a quorum for the transaction of business. If you return valid proxy instructions or attend the meeting in person, your shares will be counted for purposes of determining whether there is a quorum, even if you abstain from voting. Broker non-votes also will be counted for purposes of determining the existence of a quorum. A broker non-vote occurs when a broker, bank or other nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that item and has not received voting instructions from the beneficial owner.

     In voting on the election of the director, you may vote in favor of the nominee or withhold your vote for the nominee. Directors are elected by a plurality of the votes cast. This means that the nominee receiving the greatest number of votes will be elected. Votes that are withheld and broker non-votes will have no effect on the outcome of the election.

     In voting on the approval of the Citizens First Bancorp, Inc. 2001 Stock-Based Incentive Plan (the “Incentive Plan”) and the ratification of the appointment of Plante & Moran, LLP as independent auditors, you may vote for the proposal, against the proposal or abstain from voting. The approval of the Incentive Plan and the ratification of Plante & Moran, LLP will be decided by the affirmative vote of a majority of the votes cast. Broker non-votes and abstentions will not be counted as votes cast and will have no effect on the voting on this proposal.

Voting by Proxy

     The Company’s Board of Directors is sending you this proxy statement to request that you allow your shares of Company common stock to be represented at the annual meeting by the persons named in the enclosed proxy card. All shares of Company common stock represented at the meeting by properly executed and dated proxies will be voted according to the instructions indicated on the proxy card. If you sign, date and return a proxy card without giving voting instructions, your shares will be voted as recommended by the Company’s Board of Directors. The Board of Directors recommends a vote “FOR” the nominee for director, “FOR” approval of the Citizens First Bancorp, Inc. 2001 Stock-Based Incentive Plan and “FOR” ratification of Plante & Moran, LLP as independent auditors.

     If any matters not described in this proxy statement are properly presented at the annual meeting, the persons named in the proxy card will use their judgment to determine how to vote your shares. This includes a motion to adjourn or postpone the meeting in order to solicit additional proxies. If the annual meeting is postponed or adjourned, your Company common stock may be voted by the persons named in the proxy card on the new meeting date as well, unless you revoke your proxy. The Company does not know of any other matters to be presented at the meeting.

     You may revoke your proxy at any time before the vote is taken at the meeting. To revoke your proxy you must either advise the Corporate Secretary of the Company in writing before your common stock has been voted at the annual meeting, deliver a later dated proxy or attend the meeting and vote your shares in person by ballot. Attendance at the annual meeting will not in itself constitute revocation of your proxy.

     If your Company common stock is held in street name, you will receive instructions from your broker, bank or other nominee that you must follow in order to have your shares voted. Your broker or bank may allow you to deliver your voting instructions via the telephone or the Internet. Please see the instruction form that is provided by your broker, bank or other nominee and which accompanies this proxy statement.

Participants in Citizens First Savings’ ESOP and 401(k) Plan

     If you participate in the Citizens First Savings Bank Employee Stock Ownership Plan or if you hold shares of Company stock through the Citizens First Savings Bank 401(k) Plan, you will receive a vote authorization form for each plan that will reflect all shares you may vote under the plans. Under the terms of the ESOP, all shares held by the ESOP are voted by the ESOP trustee, but each participant in the ESOP may direct the trustee how to vote the shares of Company common stock allocated to his or her account. As of August 31, 2001, no shares had been allocated under the ESOP. However, each participant will be deemed to have one share of stock allocated to them solely for voting purposes. The unallocated shares of common stock held by the ESOP and the allocated shares for which timely instructions were not received, will be voted by the ESOP trustee in the same proportion as the instructions the trustee receives from the participants, subject to the exercise of its fiduciary duties. Under the terms of the 401(k) Plan, you are entitled to direct the trustee how to vote the shares of Company stock credited to your account in the 401(k) Plan. The trustee will vote the shares of Company common stock for which it does not receive timely instructions from participants in the same proportion as the instructions the trustee receives from participants. The deadline for returning your voting instructions to each plan’s trustee is October 8, 2001.

Stock Ownership

     The following table provides information as of August 31, 2001, with respect to persons known by the Company to be the beneficial owners of more than 5% of the Company’s outstanding common stock. A person may be considered to own any shares of common stock over which he or she has, directly or indirectly, sole or shared voting or investing power.

	Number of Shares		Percent of Common
Name and Address	Owned		Stock Outstanding

Citizens First Savings Bank Employee Stock Ownership Plan 525 Water Street Port Huron, Michigan 48060	762,140	(1)	8.0%

Citizens First Foundation 525 Water Street Port Huron, Michigan 48060	705,686	(2)	7.4%

(1)	Under the terms of the ESOP, the ESOP trustee will vote shares allocated to participants’ accounts in the manner directed by the participants. The ESOP trustee, subject to its fiduciary responsibilities, will vote unallocated shares and allocated shares for which no timely voting instructions are received in the same proportion as shares for which the trustee has received proper voting instructions from participants. As of August 31, 2001, no shares had been allocated to participants’ accounts.

(2)	The foundation’s gift instrument requires that all shares of common stock held by the foundation must be voted in the same ratio as all other shares of Company common stock on all proposals considered by stockholders of the Company.

     The following table provides information about the shares of Company common stock that may be considered to be owned by each director of the Company, by the executive officers named in the Summary Compensation Table and by all directors and executive officers of the Company as a group as of August 31, 2001. A person may be considered to own any shares of common stock over which he or she has, directly or indirectly, sole or shared voting or investment power. Unless otherwise indicated, each of the named individuals has sole voting and investment power with respect to the shares shown.

	Number of	Percent of
	Shares	Common Stock
Name	Owned	Outstanding (1)

J. Stephen Armstrong	7,333	*

Marshall J. Campbell	78,526	*

Ronald W. Cooley	33,334	*

Randy J. Cutler	11,130	*

Christopher A. Kellerman	20,050	*

Larry J. Moeller, Sr.	25,000	*

Timothy D. Regan	20,005 (2)	*

All Executive Officers and Directors as a Group (8 persons)	204,806	2.1%

*	Represents less than 1% of shares outstanding

(1)	Based on 9,526,761 shares of Company common stock outstanding as of August 31, 2001.

(2)	Includes 5,000 shares held by Mr. Regan’s spouse.

Proposal 1 — Election of Director

     The Company’s Board of Directors consists of five members. The Board is divided into three classes with three-year staggered terms, with approximately one-third of the directors elected each year. The nominee for election this year is Timothy D. Regan.

     It is intended that the proxies solicited by the Board of Directors will be voted for the election of the nominee named above. If Mr. Regan is unable to serve, the persons named in the proxy card would vote your shares to approve the election of any substitute proposed by the Board of Directors. Alternatively, the Board of Directors may adopt a resolution to reduce the size of the Board. At this time, the Board of Directors knows of no reason why Mr. Regan might be unable to serve.

     The Board of Directors recommends a vote “FOR” the election of the nominee.

     Information regarding the nominee and the directors continuing in office is provided below. Unless otherwise stated, each individual has held his current occupation for the last five years. The age indicated in each nominee’s biography is as of August 31, 2001. The indicated period for service as a director includes service as a director of the Bank, where applicable.

Nominee for Election of Director

     Timothy D. Regan has served as Senior Vice President/Controller of Citizens First Savings since 1988 and has been employed by Citizens First Savings since 1983. Mr. Regan has also served as Secretary of Citizens First Savings since 1988 and Secretary of Citizens First Bancorp since 2000. Mr. Regan is the brother-in-law of Randy J. Cutler, who is Senior Vice President, Retail Banking, of the Bank. Age 39. Director since 2001.

Directors Continuing in Office

     The following directors have terms ending in 2002:

     Ronald W. Cooley is the principal owner of Cooley Enterprises, a real estate development firm. He is also a real estate broker with O’Connor Realty, a real estate brokerage firm and a developer with Crystal Village of Marysville, another real estate development firm. All of these businesses operate in the Port Huron, Michigan area. Mr. Cooley has served as a Board member and president of the Marysville Chamber of Commerce, Councilman for the City of Marysville and was a member of the Board of Directors of a commercial bank located in Port Huron. He is currently an advisory trustee for the St. Clair County Community Foundation. Age 54. Director since 2001.

     Larry J. Moeller, Sr. served as President and Chief Executive Officer of Citizens First Savings from 1998 until his retirement in August 2001 and as Chief Executive Officer and President of Citizens First Bancorp from its inception until August 2001. Prior to joining Citizens First Savings, Mr. Moeller worked in the Port Huron Area School District for 31 years, including serving as Superintendent of Schools from 1980 until 1997. Mr. Moeller has also been appointed by the Governor to serve on the Education Commission for the State, the State Chapter II Federal Advisory Commission, the Michigan State Tenure Commission and the Michigan Public School Employee Retirement System Board. Age 57. Director since 1992.

     The following directors have terms ending in 2003:

     Marshall J. Campbell was appointed as the Chairman of the Board, President and Chief Executive Officer of Citizens First Savings and President and Chief Executive Officer of Citizens First Bancorp in August 2001. Mr. Campbell is also Chairman of the Board of Directors of Citizens First Bancorp. Prior to August 2001, Mr. Campbell served as President and Chief Executive Officer of Marshall E. Campbell Company, Inc., a Port Huron, Michigan-based company. He remains Chairman of the Board of Directors of that company. Mr. Campbell served as a director of Commercial & Savings Bank of St. Clair for nine years and as a director of its holding company, Seaway Financial Corporation, for three years prior to their sale in 1997. Mr. Campbell also serves as a trustee of Blue Water Health Systems, Inc., the parent corporation of Port Huron Hospital, on whose board he served from 1989 until 1999. Mr. Campbell was Chairman of the Board of the hospital for four of those years. Mr. Campbell has also previously served as a trustee to the Port Huron School District and was President of the Board of Education. Age 50. Director since 1997.

     Christopher A. Kellerman is the President and principal owner of Star Holdings, Inc., a gas and oil distributor located in Port Huron, Michigan. He is also both the President and a member of Kellerman Development LLC, a land development firm, Star Data Systems, LLC, a network development company, and JAC Demolition, a demolition firm. All of these businesses are located in the Port Huron, Michigan area. Age 59. Director since 1997.

Meetings and Committees of the Board of Directors

     The Company and the Bank conduct business through meetings of their Boards of Directors and through activities of their committees. The Board of Directors of the Company and the Bank generally meet monthly and may have additional meetings as needed. During fiscal 2001, the Board of Directors of the Company held 8 meetings and the Board of Directors of the Bank held 13 meetings. All of the current directors of the Company and the Bank attended at least 75% of the total number of the Company’s and the

Bank’s board meetings held and committee meetings on which such directors served during fiscal 2001, except for Mr. Moeller, who was on a leave of absence due to illness.

     The Board of Directors of the Company maintains the following committees:

     Audit Committee. The Audit Committee, consisting of Messrs. Campbell, Cooley and Kellerman, assists the Board of Directors in its oversight of the integrity of the Company’s processes and systems of internal control concerning accounting and financial reporting and reviews compliance with applicable laws and regulations. The Committee is also responsible for engaging the Company’s independent auditors and its internal auditor and monitoring their conduct and independence. Due to the timing of the Company’s formation, the Audit Committee did not meet in fiscal 2001.

     Compensation Committee. The Compensation Committee, consisting of Messrs. Campbell, Cooley and Kellerman, makes recommendations to the full Board of Directors on all matters regarding compensation and fringe benefits. The Compensation Committee met once in fiscal 2001.

     Nominating Committee. The Company’s Nominating Committee for the 2001 Annual Meeting consisted of the full Board of Directors. The Nominating Committee considers and recommends the nominees for director to stand for election at the Company’s Annual Meeting of Stockholders. The Company’s Bylaws provide for stockholder nominations of directors. These provisions require such nominations to be made pursuant to timely written notice to the Secretary of the Company. The stockholders’ notice of nominations must contain all information relating to the nominee which is required to be disclosed by the Company’s Bylaws and by the Securities Exchange Act of 1934. The Nominating Committee met on June 29, 2001.

Directors’ Compensation

     Fees. Non-employee directors receive an annual retainer of $6,000 for membership on the Board of Directors. Directors whose serve on both the Company and Bank boards receive only one annual retainer. In addition, non-employee directors each receive $400 for each board meeting attended and $300 for each committee meeting attended. Each committee chairman receives $400 for each committee meeting they attend. Additionally, as Chairman of the Board, beginning in November 2000, Mr. Campbell assumed Mr. Moeller’s responsibilities while Mr. Moeller was on a leave of absence. For these additional services, and in lieu of the above retainer and board fees, Mr. Campbell received a monthly stipend equivalent to the base salary of the President and CEO. Mr. Campbell’s stipend has been deferred (see “Deferred Fee Arrangements” below), and the deferred amounts were used to buy Citizens First Bancorp shares.

     Deferred Fee Arrangements. Citizens First Savings entered into deferred fee arrangements with all of its directors to encourage continuity of service on the Board. These arrangements provide that a director may annually elect to defer up to 100% of their Board remuneration. Upon the director’s attainment of age 70 and 10 years of service, Citizens First Savings pays the balance of the director’s deferral account, either in a lump sum or in monthly installments, as elected by the director. Upon a change in control of Citizens First Savings, followed by a termination of service, each director will be entitled to receive the balance of the deferral account in either one lump sum payment or in monthly installments over a length of time determined by the director. The deferred fee arrangements also provides for the payments of deferral amounts in the case of disability or death. If a director terminates service due to disability, Citizens First Savings will pay the director the deferral account balance as of the termination, in a lump sum or in monthly installments. If the director dies during active service on the Board of Directors, the director’s beneficiary will receive the director’s deferral account balance in the form previously elected by the director (lump sum or monthly installments). Deferred amounts are held in a Rabbi Trust maintained by Citizens First Savings which was amended to permit participants to purchase Citizens First Bancorp stock in the conversion or thereafter with deferred funds. As of March 31, 2001, Citizens First had accrued $1.3 million in liabilities under its deferred fee arrangements with directors.

     Incentive Plan. The Company is presenting the Incentive Plan to stockholders for approval, under which all directors of the Company and the Bank are eligible to receive awards. To date, no awards under the Incentive Plan have been made to any director. See Proposal 2 for a summary of the material terms of the Incentive Plan.

Executive Compensation

Summary Compensation Table

     The following information is furnished for the President and Chief Executive Officer and the other highest paid executive officers of the Bank who received a salary and bonus of $100,000 or more during the year ended March 31, 2001. The compensation table excludes other compensation in the form of perquisites and other benefits that constitute the lesser of $50,000 or 10% of the total salary and bonus earned by each of the named executive officers in fiscal 2001.

	Annual Compensation (1)

	Fiscal			All Other
Name and Position	Year	Salary	Bonus (2)	Compensation (3)

Larry J. Moeller, Sr.	2001	$267,000	$146,850	$1,333

President and Chief Executive Officer (4)	2000	256,500	142,075	1,440

Randy J. Cutler	2001	87,300	35,000	1,786

Senior Vice President, Retail Banking	2000	92,830	29,000	1,765

Timothy D. Regan	2001	81,000	40,000	1,603

Senior Vice President, Controller	2000	81,915	26,000	1,558

J. Stephen Armstrong	2001	75,000	30,625	1,475

Senior Vice President, Commercial Banking	2000	71,800	23,000	1,522

(1)	Compensation information for the fiscal year ended March 31, 1999 has been omitted as Citizens First Savings was neither a public company nor a subsidiary of a public company at that time.

(2)	Fiscal year 2001 bonuses consisted of: (1) $146,850, $24,588, $22,275 and $20,625 for Messrs. Moeller, Cutler, Regan and Armstrong, respectively, for services performed in fiscal 2001; and (2) $0, $10,412, $17,725 and $10,000 for Messrs. Moeller, Cutler, Regan and Armstrong, respectively, for services performed in connection with the Bank’s conversion from mutual to stock form and the Company’s initial public offering on March 7, 2001.

(3)	Consists of employer contribution to 401(k) plan.

(4)	Mr. Moeller retired as President and Chief Executive Officer in August 2001 At that time, Mr. Campbell was appointed President and Chief Executive Officer.

Employment Agreement

     Citizens First Savings had an existing employment agreement with Larry J. Moeller, Sr. to serve as President of Citizens First Savings. In addition to salary, the employment agreement provided for participation in fringe benefits applicable to executive personnel, social and business memberships commensurate with the office of the president, and reimbursement for business and business travel expenses. The agreement did not provide for any payments if Mr. Moeller resigned, retired or was terminated as President. Mr. Moeller retired as President and Chief Executive Officer in August 2001.

Change in Control Agreements

     Citizens First Savings entered into change in control agreements with Messrs. Cutler, Regan and Armstrong and one other senior officer. Each change in control agreement has a term of three years and is renewable annually. The change in control agreements provide that if involuntary termination, other than for cause, or voluntary termination (upon the occurrence of circumstances specified in the agreements) follows a change in control of Citizens First Savings and Citizens First Bancorp, the officers would be entitled to receive a severance payment equal to three times their average annual compensation (as described in the agreements) for the five most recent taxable years. Citizens First Savings would also continue to pay for the officers’ health and welfare benefits coverage for thirty-six months following termination. If any of the officers were not receiving health or disability coverage at the time of such termination, they could elect to receive such coverage at any time during the thirty-six month period, for the remainder of that period.

Pension and Severance Plans

     Citizens First Savings participates in a multiple-employer defined benefit pension plan known as the Financial Institutions Retirement Fund. Generally, salaried employees of Citizens First Savings become members of the pension plan upon the completion of one year of service. Citizens First Savings makes annual contributions to the Financial Institutions Retirement Fund sufficient to fund retirement benefits for its employees, as determined in accordance with a formula set forth in the plan document. Participants generally become vested in their accrued benefits under the pension plan after completing five years of service. Participants are automatically vested at age sixty-five regardless of completed years of employment. In general, accrued benefits under the pension plan, including normal retirement benefits and reduced benefits payable upon early retirement or disability, are based on an individual’s years of benefit service (as described in the plan document) and the average of the participant’s highest five years’ salary. The pension plan also provides lump sum death benefits for participants who die while in active service and after retirement. For participants who die while in active service, the death benefit is equal to 100% of the last twelve months’ salary, plus an additional ten percent of salary for each year of service, up to a maximum of 300% of salary. The lump sum retirement death benefit is twelve times the participant’s annual retirement benefit, less the sum of any payments received by the participant before death.

     The following table indicates the annual retirement benefits that would be payable under the pension plan upon retirement at age 65 to a participant electing to receive his pension benefit in the standard form of benefit, assuming various specified levels of plan compensation and various specified years of credited service. Under the Internal Revenue Code, maximum annual benefits under the pension plan are limited to $127,273 per year and annual compensation for calculation purposes is limited to $170,000 per year for the 2001 calendar year.

	Years of Service
Average Annual
Compensation	5	10	15	20	30+

$50,000	$5,000	$10,000	$15,000	$20,000	$30,000

75,000	7,500	15,000	22,500	30,000	45,000

100,000	10,000	20,000	30,000	40,000	60,000

125,000	12,500	25,000	37,500	50,000	75,000

150,000	15,000	30,000	45,000	60,000	90,000

170,000	17,000	34,000	51,000	68,000	102,000

     The benefits listed on the table above for the pension plan are not subject to a reduction for Social Security benefits or any other offset amount. As of December 31, 2000, Messrs. Moeller, Cutler, Regan and Armstrong had 3, 23, 17 and 6 years of service, respectively, for purposes of the pension plan. Citizens First Savings had a supplemental executive retirement plan agreement with Mr. Moeller. Pursuant to the plan, Citizens First Savings will pay Mr. Moeller or his beneficiaries $94,000 per year for twenty years in connection with his retirement as Chief Executive Officer in August 2001. In exchange for Citizens First Savings’ promises under this agreement, Mr. Moeller agreed not to render services, directly or indirectly, or to otherwise engage in any competing business in St. Clair County, Michigan without the prior consent of Citizens First Savings. Citizens First Savings’ commitments under this supplemental executive retirement plan agreement are binding upon successors to Citizens First Savings.

     The reports of the Compensation Committee and the Audit Committee shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act or the Exchange Act, except as to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

Compensation Committee Report on Executive Compensation

     Under the rules established by the Securities and Exchange Commission, the Company is required to provide certain data and information in regard to the compensation and benefits provided to the Company’s Chief Executive Officer and the other executive officers of the Company for the last completed fiscal year. The disclosure requirements for the Chief Executive Officer and the other executive officers include the use of tables and a report explaining the rationale and considerations that led to fundamental compensation decisions affecting those individuals. In fulfillment of this requirement, the Company’s Compensation Committee, at the direction of the Board of Directors, has prepared the following report for inclusion in this proxy statement.

     Compensation Practices and Policies. The Company does not pay direct cash compensation to its executive officers. However, the Company’s executives are also executives of the Bank and are compensated by the Bank, as determined by the Compensation Committee of the Bank. For fiscal 2001, Mr. Moeller, President and Chief Executive Officer of the Company and the Bank and, in his absence Mr. Campbell, provided analysis and recommendations as to executive compensation for members of the senior management team other than themselves.

     The Company’s executive compensation practices are intended to attract and retain qualified executives, to recognize and reward individual contributions and achievement and to offer a compensation package that is competitive in the financial industry and motivational to each individual executive. In furtherance of these objectives, the Company and the Bank maintain a compensation program for executive officers which consists of a base salary and a bonus. The salary levels are intended to be consistent and competitive with the practices of other comparable financial institutions and each executive’s level of responsibility. In making its determination, the Compensation Committee utilizes surveys of compensation paid to executive officers performing similar duties for depository institutions and their holding companies with particular focus on the level of compensation paid by institutions of comparable size and characteristics primarily in the Midwest Region of the United States. Salary increases are aimed at reflecting the overall performance of the Company and the Bank and the performance of the individual executive officer.

     Factors included in determining a bonus include the Bank’s financial performance as well as individual performance of those participants. In addition, the named executive officers participate in other benefit plans available to all employees including, the 401(k) Plan and the ESOP. In addition, executive officers may be selected to participate in supplemental benefit plans as well.

     The decisions made by the Compensation Committee as to executive compensation are discretionary. However, a written performance review is prepared and includes an assessment of performance against certain individual and Bank goals established at the beginning of the year which are adjusted as necessary.

     Chief Executive Compensation. The Chief Executive Officer’s salary and bonus were determined by the Compensation Committee substantially in accordance with the policies described above relating to all executive officers of the Bank. Certain quantitative and qualitative factors were reviewed to determine the Chief Executive Officer’s compensation. In addition to the review of the Chief Executive’s performance, the Compensation Committee established the total compensation for the Chief Executive Officer after reviewing an analysis of the Chief Executive Officer’s base salary in comparison to other institutions selected by the Compensation Committee with specific considerations given to the level of the Bank’s performance and operations in comparison to peer institutions which consisted primarily of similarly structured financial institutions operating in the Midwest Region of the United States.

Marshall J. Campbell
Ronald W. Cooley
Christopher A. Kellerman

Compensation Committee Interlocks and Insider Participation

     Mr. Campbell served on the Company’s Compensation Committee during the 2001 fiscal year. During that time, Mr. Campbell served as Chairman of the Board of the Company and, since August 2001, served as Chairman, President and Chief Executive Officer of the Bank and President and Chief Executive Officer of the Company.

Audit Committee Report

     The Audit Committee of the Board of Directors is responsible for assisting the Board of Directors in fulfilling its responsibility to the stockholders relating to corporate accounting, reporting practices and the quality and integrity of the financial reports of the Company. Additionally, the Audit Committee selects the auditors and reviews their independence and their annual audit. The Audit Committee acts under a written charter adopted by the Board of Directors, a copy of which is attached to this proxy statement as Appendix A.

     The Audit Committee is currently comprised of three directors, two of whom are independent under the Nasdaq Stock Market listing standards. The third director, Mr. Campbell, serves on the Audit Committee despite, having been appointed as Chairman, President and Chief Executive Officer of the Bank in August 2001, due to Mr. Moeller’s retirement. Mr. Campbell had been a long-term, valued member of the Audit Committee of the Bank and had served in such capacity on the Audit Committee of the Company prior to the time the Bank’s Board of Directors, appointed him as Chairman, President and Chief Executive Officer. As a result, however, Mr. Campbell no longer qualifies as an independent director for purposes of such listing standards. The Company expects to apply to the Nasdaq Stock Market to obtain a waiver from their audit committee composition requirements or, in the alternative, take the necessary steps to satisfy the audit committee composition requirements.

     The Audit Committee reviewed and discussed the annual financial statements with management and the independent accountants. As part of this process, management represented to the Audit Committee that the financial statements were prepared in accordance with generally accepted accounting principles. The Audit Committee also received and reviewed written disclosures and a letter from the accountants concerning their independence as required under applicable standards for auditors of public companies. The Audit Committee discussed with the accountants the contents of such materials, the accountant’s independence and the additional matters required under Statement on Auditing Standards No. 61. Based on such review and discussions, the Audit Committee recommended that the Board of Directors include the audited consolidated financial statements in the Company’s Annual Report on Form 10-K for the year ended March 31, 2001 for filing with the Securities and Exchange Commission.

Marshall J. Campbell
Ronald W. Cooley
Christopher A. Kellerman

Section 16(a) Beneficial Ownership Reporting Compliance

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s executive officers and directors, and persons who own more than 10% of any registered class of the Company’s equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission. These individuals are required by regulation to furnish the Company with copies of all Section 16(a) reports they file.

     Based solely on its review of the copies of the reports it has received and written representations provided to the Company from the individuals required to file the reports, the Company believes that each of its executive officers and directors has complied with applicable reporting requirements for transactions in Company common stock during the fiscal year ended March 31, 2001, with the exception of a late and subsequently amended Form 3 filed by William G. Oldford, Jr., Vice President of the Bank.

Transactions with Management

     Federal regulations require that all loans or extensions of credit to executive officers and directors must generally be made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons, must not involve more than the normal risk of repayment or present other unfavorable features. Notwithstanding this rule, federal regulations permit Citizens First Savings to make loans to executive officers and directors at reduced interest rates if the loan is made under a benefit program generally available to all other employees and does not give preference to any executive officer or director over any other employee.

     Citizens First Savings offers all employees, officers and members of the Board who have completed two years of continuous full-time employment and who satisfy the general underwriting standards of Citizens First Savings, mortgage loans with interest rates of 0.50% below the current interest rates in effect. However, the discounted rate is never less than Citizens First Savings’ cost of funds nor greater than the rate paid for similar loans paid by customers. This reduced rate is available only on the borrower’s primary residence and only once every five years. Additionally, such borrowers receive a reduced service charge and all application and appraisal fees are waived. If the individual leaves the employ of Citizens First Savings, the loan rate reverts to the contract rate in effect at the time the loan was originated. All such loans were made in the ordinary course of business and did not involve more than the normal risk of collectibility or present other unfavorable features.

     Additionally, Citizens First Savings offers all employees, officers and members of the Board who have completed one year of continuous full-time employment and who satisfy the general underwriting standards of Citizens First Savings, consumer loans with interest rates of 0.50% below the current interest rates in effect. However, the discounted rate is never less than Citizens First Savings’ cost of funds nor greater than the rate paid for similar loans paid by customers. Additionally, application and appraisal fees are waived. If the individual leaves the employ of Citizens First Savings, the loan rate reverts to the contract rate in effect at the time the loan was originated. All such loans were made in the ordinary course of business and did not involve more than the normal risk of collectibility or present other unfavorable features.

     In addition, loans made to a director or executive officer in an amount that, when aggregated with the amount of all other loans to the person and his or her related interests, are in excess of the greater of $25,000 or 5% of Citizens First Savings’ capital and surplus, up to a maximum of $500,000, must be approved in advance by a majority of the disinterested members of the Board of Directors.

Proposal 2 — Approval of the Citizens First
Bancorp, Inc. 2001 Stock-Based Incentive Plan

     The Board of Directors of the Company is presenting the Citizens First Bancorp, Inc. 2001 Stock-Based Incentive Plan for stockholder approval. The purpose of the plan is to attract and retain qualified personnel in key positions, provide officers, employees and non-employee directors of the Company and the Bank with a proprietary interest in the Company as an incentive to contribute to the success of the Company, promote the attention of management to other stockholder’s concerns, and reward employees for outstanding performance. The following is a summary of the material terms of the plan which is qualified in its entirety by the complete text of the plan, which is attached hereto as Appendix B.

General

     The plan authorizes the granting of options to purchase common stock of the Company and awards of restricted shares of common stock (collectively, options and restricted stock awards are referred to as “awards”). Subject to certain adjustments to prevent dilution of awards to participants, the number of shares of common stock reserved for awards under the plan is 1,905,352 shares, consisting of 1,429,014 shares reserved for options and 476,338 shares reserved for restricted stock awards. The amount of awards available to be granted under the plan was determined by the Board of Directors after consultation with and recommendation by an employee benefits consulting firm. However, as of the date of this proxy statement, no determinations have been made regarding the granting of any options or stock awards under the plan. All employees and directors of the Company and its affiliates will be eligible to receive awards under the plan. The plan will be administered by a committee (the “Committee”) consisting of non-employee directors of the Company. Authorized but unissued shares or shares previously issued and reacquired by the Company may be used to satisfy awards under the plan. Additionally, the Company may establish a trust under which the trustee will purchase, with contributions from the Company or the Bank, previously issued shares to fund the Company’s obligation for restricted stock awards. If authorized but unissued shares are used to satisfy awards under the plan, it will result in an increase in the number of shares outstanding and will have a dilutive effect on the holdings of existing stockholders. As of the date of this proxy statement, no awards have been granted under the plan. Pursuant to applicable regulation, the plan will not be implemented until March 8, 2002.

Types of Awards

     General. The plan authorizes the grant of awards in the form of: (1) options intended to qualify as incentive stock options under Section 422 of the Internal Revenue Code (options which provide certain tax benefits to the recipients upon compliance with applicable requirements, but which do not result in tax deductions to the Company); (2) options that do not so qualify, referred to as non-statutory stock options (options which do not provide the same income tax benefits to recipients, but which may provide tax deductions to the Company); and (3) grants of restricted shares of common stock. Each type of award may be subject to certain vesting or service requirements or other conditions imposed by the Committee.

     Options. Subject to the terms of the plan, the Committee has the authority to determine the amount of options granted to any individual and the date or dates on which each option will become exercisable and any other conditions applicable to an option. The exercise price of all options will be determined by the Committee but will be at least 100% of the fair market value of the underlying common stock at the time of grant. The exercise price of any option may be paid in cash, common stock, or any other form permitted by the Committee at its discretion. The term of options will be determined by the Committee, but in no event will an option be exercisable more than ten years from the date of grant (or five years from date of grant for a 10% owner with respect to incentive stock options).

     All options granted under the plan to officers and employees may, at the discretion of the Committee, qualify as incentive stock options to the extent permitted under Section 422 of the Internal Revenue Code. Under certain circumstances, incentive stock options may be converted into non-statutory stock options. In order to qualify as incentive stock options under Section 422 of the Internal Revenue Code: (1) the option must generally be granted only to an employee; (2) the option must not be transferable (other than by will or the laws of descent and distribution); (3) the exercise price must not be less than 100% of the fair market value of the common stock on the date of grant; (4) the term of the option may not exceed ten years from the date of grant; and (5) no more than $100,000 of incentive stock options may become exercisable for the first time in any calendar year by any recipient. Notwithstanding the foregoing requirements, incentive stock options granted to any person who is the beneficial owner of more than 10% of the outstanding voting stock of the Company may be exercised only for a period of five years from the date of grant and the exercise price must not be less than 110% of the fair market value of the common stock on the date of grant. Directors and employees are eligible to receive non-statutory stock options.

     Unless the Committee determines otherwise, upon termination of an option holder’s services for any reason other than death, disability, retirement or termination for cause, all then exercisable options will remain exercisable for three months following the date of termination, or if sooner, the expiration of the term of the option. If an option holder dies or becomes disabled all unexercisable options will become exercisable and remain exercisable for three years, or if sooner, the expiration of the term of the option. Generally upon retirement, only those options that were immediately exercisable may be exercised and only for three years following the date of termination, or if sooner, the expiration of the term of the option. However, the Committee may permit all unvested stock options to continue to vest provided the option holder remains employed by the Company or the Bank as a consultant or advisor or continues to serve the Company or the Bank as a director, advisory director or director emeritus. In the event of a change in control, all option awards become vested and remain exercisable for the term of the option, unless otherwise prohibited by law or regulation. In the event of termination for cause, all exercisable and unexercisable options held by the option holder will be canceled.

     Under generally accepted accounting principles, compensation expense is generally not recognized with respect to the award of stock options.

     Restricted Stock Awards. Subject to the terms of the plan and applicable regulation, the Committee has the authority to determine the amounts of restricted stock awards granted to any individual and the dates on which restricted stock awards granted will vest or any other conditions which must be satisfied before vesting.

     Stock award recipients are entitled to receive all cash and stock dividends or other distributions (if any) paid with respect to shares awarded in the form of restricted stock. In addition, stock award recipients are entitled to vote all shares of Company common stock subject to their stock awards, regardless of vesting.

     Unless the Committee determines otherwise, upon termination of the services of a holder of a stock award for any reason other than death, disability or retirement, all the holder’s rights in unvested restricted stock awards will be canceled. If the holder of the stock award dies or becomes disabled, all unvested restricted stock awards held by such individual will become fully vested. Generally, if the holder of a stock award retires, all unvested restricted stock awards held by such individual will be canceled. However, the Committee may permit all unvested stock awards to continue to vest provided the holder of a stock award remains employed by the Company or the Bank as a consultant or advisor or continues to serve the Company or the Bank as a director, advisory director or director emeritus. In the event of a change in control, all unvested stock awards immediately vest, unless otherwise prohibited by law or regulation.

Federal Income Tax Treatment

     Options. An option holder will generally not recognize taxable income upon the grant or exercise of any incentive stock option, provided that the optionee does not dispose of the shares for at least one year after the date the shares are transferred in connection with the exercise of the option and two years after the date of grant of the option. If these holding periods are satisfied, upon disposal of the shares, the aggregate difference between the per share option exercise price and the fair market value of the common stock is recognized as income taxable at capital gains rates. No compensation deduction may be taken by the Company as a result of the grant or exercise of incentive stock options, assuming these holding periods are met.

     In the case of the exercise of a non-statutory stock option, an option holder will recognize ordinary income equal to the aggregate amount by which the fair market value of the common stock exceeds the exercise price of the option. If shares received through the exercise of an incentive stock option are disposed of before the satisfaction of the holding periods (a “disqualifying disposition”), the exercise of the option will essentially be treated as the exercise of a non-statutory stock option, except that the option holder will recognize the ordinary income for the year in which the disqualifying disposition occurs. The amount of any ordinary income recognized by an optionee upon the exercise of a non-statutory stock option or due to a disqualifying disposition will be a deductible expense of the Company for federal income tax purposes.

     Restricted Stock Awards. A participant who has been awarded restricted stock under the plan and does not make an election under Section 83(b) of the Internal Revenue Code will not recognize taxable income at the time of the award. At the time any transfer or forfeiture restrictions applicable to the restricted stock award lapse, the recipient will recognize ordinary income and the Company will be entitled to a corresponding deduction equal to the fair market value of the stock at such time. Any dividend paid to the recipient on the restricted stock at or prior to such time will be ordinary compensation income to the recipient and deductible as such by the Company.

     A recipient of a restricted stock award who makes an election under Section 83(b) of the Internal Revenue Code will recognize ordinary income at the time of the award and the Company will be entitled to a corresponding deduction equal to the fair market value of the stock at such time. Any dividends subsequently paid to the recipient on the restricted stock will be dividend income to the recipient and not deductible by the Company. If the recipient makes a Section 83(b) election, there are no federal income tax consequences either to the recipient or the Company at the time any transfer or forfeiture restrictions applicable to the restricted stock award lapse.

Amendments

     Subject to certain restrictions contained in the plan, the Board of Directors or the Committee may amend the plan in any respect, at any time, provided that no amendment may affect the rights of the holder of an award without his or her permission and such amendment must comply with applicable law and regulation.

Adjustments

     If there is any change in the outstanding shares of common stock of the Company by reason of any stock dividend or split, recapitalization, merger, consolidation, spin-off, reorganization, combination or exchange of shares, or other similar corporate change, or other increase or decrease in such shares without receipt or payment of consideration by the Company, or if an extraordinary capital distribution is made, including the payment of an extraordinary dividend, the Committee may make such adjustments to previously granted awards, to prevent dilution, diminution or enlargement of the rights of the holder. All awards under the plan will be binding upon any successors or assigns of the Company.

Nontransferability

     Unless the Committee determines otherwise, awards under the plan will not be transferable by the recipient other than by will or the laws of intestate succession or pursuant to a domestic relations order. With the consent of the Committee, a recipient may permit transferability or assignment for valid estate planning purposes of a non-statutory stock option as permitted under the Internal Revenue Code or federal securities laws and a participant may designate a person or his or her estate as beneficiary of any award to which the recipient would then be entitled, if the participant dies.

Stockholder Approval, Effective Date of Plan and Regulatory Compliance

     The Incentive Plan shall become effective on March 8, 2002 if the Incentive Plan is approved by a majority of the votes cast at the annual meeting. Accordingly, assuming stockholder approval, the Incentive Plan will not be implemented and no awards will be made prior to March 8, 2002.

New Plan Benefits

     The Company anticipates that, following the effective date of the Incentive Plan, awards will be made to eligible directors, officers and employees at levels consistent with peer institutions and prevailing industry practices. However, as of the date of this proxy statement, no decisions have been made regarding the granting of any options or stock awards under the plan.

     The Board of Directors recommends that you vote “FOR” approval of the Citizens First Bancorp, Inc. 2001 Stock-Based Incentive Plan.

Proposal 3 — Ratification of Independent Auditors

     The Board of Directors has appointed Plante & Moran, LLP to be its auditors for the 2002 fiscal year, subject to ratification by stockholders. A representative of Plante & Moran, LLP is expected to be present at the annual meeting to respond to appropriate questions from stockholders and will have the opportunity to make a statement should he or she desire to do so.

     If the ratification of the appointment of the auditors is not approved by a majority of the votes cast by stockholders at the annual meeting, other independent public accountants may be considered by the Board of Directors. The Board of Directors recommends that stockholders vote “FOR” the ratification of the appointment of auditors.

Audit Fees

     The aggregate fees Plante & Moran, LLP billed the Company for the annual audit and for the review of the Company’s Forms 10-Q for the fiscal year 2001 totaled $98,000.

All Other Fees

     The aggregate fees the Company paid to Plante & Moran, LLP for all other non-audit services, including fees for tax-related services, during fiscal year 2001 totaled $50,000.

     The Audit Committee believes that the non-audit fees paid to Plante & Moran, LLP are compatible with maintaining Plante & Moran, LLP’s independence.

Miscellaneous

     The cost of solicitation of proxies on behalf of the Board will be borne by the Company. In addition to the solicitation of proxies by mail, Georgeson Shareholder Services, Inc., a proxy solicitation firm, will assist the Company in soliciting proxies for the annual meeting. The Company will pay a fee of $7,000, plus out-of-pocket expenses for these services. Proxies may also be solicited personally or by telephone by directors, officers and other employees of the Company and the Bank without any additional compensation. The Company will also request persons, firms and corporations holding shares in their names or in the name of their nominees, which are beneficially owned by others, to send proxy materials to and obtain proxies from the beneficial owners and will reimburse those record holders for their reasonable expenses in doing so.

     The Company’s Annual Report to Stockholders has been mailed to all persons who were stockholders as of the close of business on August 31, 2001. Any stockholder who has not received a copy of the Annual Report may obtain a copy by writing to the Secretary of the Company. The Annual Report is not to be treated as part of the proxy solicitation material or as having been incorporated by reference into this proxy statement.

     A copy of the Company’s Form 10-K for the fiscal year ended March 31, 2001, as filed with the Securities and Exchange Commission will be furnished without charge to all persons who were stockholders as of the close of business on August 31, 2001 upon written request to Timothy D. Regan, Corporate Secretary, Citizens First Bancorp, Inc., 525 Water Street, Port Huron, Michigan 48060.

Stockholder Proposals

     To be considered for inclusion in the Company’s proxy statement and form of proxy relating to the 2002 Annual Meeting of Stockholders, a stockholder proposal must be received by the Secretary of the Company at the address set forth on the Notice of Annual Meeting of Stockholders not later than May 13, 2002. If such Annual Meeting is held on a date more than 30 calendar days from October 18, 2002, a stockholder proposal must be received by a reasonable time before the proxy solicitation for such Annual Meeting is made. Any such proposal will be subject to 17 C.F.R. § 240.14a-8 of the Rules and Regulations under the Securities Exchange Act of 1934.

     The Bylaws of the Company, a copy of which may be obtained from the Company, set forth the procedures by which a stockholder may properly bring business before a meeting of stockholders. Pursuant to the Bylaws, only business brought by or at the direction of the Board of Directors may be conducted at a special meeting. The Bylaws of the Company provide an advance notice procedure for a stockholder to properly bring business before an annual meeting. The stockholder must give written advance notice to the Secretary of the Company not less than ninety (90) days before the date originally fixed for such meeting; provided, however, that in the event that less than one hundred (100) days notice or prior public disclosure of the date of the meeting is given or made to stockholders, notice by the stockholder to be timely must be received not later than the close of business on the tenth day following the date on which the Company’s notice to stockholders of the annual meeting date was mailed or such public disclosure was made.

BY ORDER OF THE BOARD OF DIRECTORS

/s/ Timothy D. Regan Timothy D. Regan Corporate Secretary

Port Huron, Michigan
September 10, 2001

APPENDIX A

CITIZENS FIRST BANCORP, INC.
AUDIT COMMITTEE CHARTER

Mission Statement

     The committee’s role is to assist the board of directors in overseeing all material aspects of Citizens First Bancorp, Inc.’s (the “Company”) financial reporting, internal control, and audit functions, including a particular focus on the qualitative aspects of financial reporting to stockholders, on compliance with significant applicable legal, ethical, and regulatory requirements and on ensuring the objectivity of the financial statements. The role also includes maintaining a strong, positive working relationship with management, external and internal auditors, counsel, and other committee advisors.

Organization

     Committee Composition. The committee shall consist of at least three board members, all of whom shall be independent of management and the Company, except that one director who is not independent and is not a current employee or an immediate family member of such employee, may be appointed to the audit committee, if the board, under exceptional and limited circumstances, determines that membership on the committee by the individual is in the best interests of the Company and its stockholders. Committee members shall have: (1) knowledge of the primary industries in which the Company operates; and (2) the ability to read and understand financial statements, including the balance sheet, income statement, statement of cash flows, and key performance indicators. At least one member of the committee, preferably the chairperson, must have past employment experience in finance or accounting, requisite professional certification in accounting or other comparable experience or background that results in the individual’s financial sophistication, including being or having been a chief executive officer, chief financial officer or other senior officer with financial oversight responsibilities. Committee appointments, including selection of the committee chairperson, shall be approved annually by the full board.

     Meetings. The committee shall meet at least quarterly. Additional meetings shall be scheduled as considered necessary by the committee or chairperson. A quorum of the committee shall be declared when a majority of the appointed members of the committee are in attendance.

     External Resources. The committee shall be authorized to access internal and external resources, as the committee requires, to carry out its responsibilities.

Roles and Responsibilities

Communication with the Board of Directors and Management

•	The chairperson and others on the committee shall, to the extent appropriate, have contact throughout the year with senior management, the board of directors, external and internal auditors and legal counsel, as applicable, to strengthen the committee’s knowledge of relevant current and prospective business issues, risks and exposures. This will include requests by the committee that members of management, counsel and the internal and external auditors, as applicable, participate in committee meetings, as necessary, to carry out the committee’s responsibilities.

•	The committee, with input from management and other key committee advisors, shall develop an annual plan, which shall include an agenda and procedures for the review of the Company’s quarterly financial data, its year end audit, the procedures and results of the internal audit and the review of the independence of its accountants.

•	The committee, through the committee chairperson, shall report periodically, as deemed necessary, but at least semi-annually, to the full board.

•	The committee shall make recommendations to the full board regarding the compensation to be paid to the external auditors and its views regarding the retention of the auditors for the upcoming fiscal year.

Review of the Internal Audit

•	The internal audit function shall be responsible to the board of directors through the committee.

•	The committee shall review and assess the annual internal audit plan, including the activities and organizational structure of the internal audit function.

•	The committee shall meet with the internal auditors, at least annually, to review the status of the internal audit activities, any significant findings and recommendations by the internal auditors and management’s response.

•	If either the internal auditors identify significant issues relative to the overall board responsibility that have been communicated to management but, in their judgment, have not been adequately addressed, they shall communicate these issues to the committee and the committee shall inform the full board, if, after its consideration, the committee concurs with the judgment of the internal auditors.

Review of the External Audit

•	The committee shall meet with the external auditors, at least annually, who shall report all relevant issues to the committee.

•	The external auditors, in their capacity as independent public accountants, shall be responsible to the board of directors and the audit committee as representatives of the stockholders.

•	The committee shall review the annual financial statements, including the overall scope and focus of the annual audit. This review shall include a determination of whether the annual financial statements are consistent with the information known to committee members. This review shall also include a review of key financial statement issues and risks, their impact or potential effect on reported financial information, the processes used by management to address such matters, related auditor views, and the basis for audit conclusions. Any important conclusions concerning the year-end audit work shall be discussed by the committee and reported to the full board well in advance of the public release of the annual financial statements.

•	The committee shall annually review the performance (effectiveness, objectivity, and independence) of the external auditors. The committee shall ensure receipt of a formal written statement from the external auditors consistent with standards set by the Independence Standards Board. Additionally, the committee shall discuss with the auditor any relationships or services that may affect auditor objectivity or independence. If the committee is not satisfied with the auditors’ assurances of independence, it shall take or recommend to the full board appropriate action to ensure the independence of the external auditor.

•	The committee shall review any important recommendations on financial reporting, controls, other matters, and management’s response.

•	If the external auditors identify significant issues relative to the overall board responsibility that have been communicated to management but, in their judgment, have not been adequately addressed, they shall communicate these issues to the committee, and the committee shall inform the full board, if, after its consideration, the committee concurs with the judgment of the external auditors.

Reporting to Stockholders

•	The committee should be briefed on the processes used by management in producing its interim financial statements and review and discuss with management any questions or issues concerning the statements. Any important issues on interim financial statements shall be discussed by the committee well in advance of the public release of the interim financial statements, and, if deemed appropriate in the discretion of the committee, reported to the full board.

•	The committee will ensure that management requires that the external auditors review the financial information included in the Company’s interim financial statements before the Company files its quarterly reports with the Securities and Exchange Commission.

•	The committee shall review all major financial reports in advance of filings or distribution, including the annual report.

•	The committee shall annually provide a written report of its activities and findings, a copy of which shall be included within the proxy statement for the annual meeting. The report shall appear very the names of the audit committee. Such report shall be furnished to and approved by the full board of directors prior to its inclusion in the proxy statement. The report will state whether the committee: (i) has reviewed and discussed the audited financial statements with management; (ii) has discussed with the independent auditors the matters to be discussed by Statement of Auditing Standards No. 61; (iii) has received the written disclosures and the letter from the independent auditors regarding the independence required by Independence Standards Board Standard No. 1; (iv) has discussed with the auditors their independence; and (v) based on the review and discussion of the audited financial statements with management and the independent auditors, has recommended to the board of directors that the audited financial statements be included in the Company’s annual report on Form 10-K.

•	The Company shall disclose that the committee is governed by a written charter, a copy of which has been approved by the full board of directors. The committee shall review the charter annually, assess its adequacy and propose appropriate amendments to the full board of directors. A copy of the charter shall be filed as an appendix to the proxy statement at least every three years.

•	The Company shall also disclose in its proxy statement the independence of the committee. To the extent that the board appoints a non-independent director to the committee, the Company will disclose the nature of the relationship of the non-independent director and the reasons for appointing the non-independent director to the committee in the next proxy statement.

Regulatory Examinations

•	The committee shall review the results of examinations by regulatory authorities and management’s response to such examinations.

Committee Self Assessment and Education

•	The committee shall review, discuss, and assess its own performance as well as the committee role and responsibilities, seeking input from senior management, the full board, and others.

•	The committee shall review significant accounting and reporting issues, including recent professional and regulatory pronouncements and understand their impact on the Company’s business, results of operation and financial statements.

While the committee has the responsibilities and powers set forth in this charter, it is not the duty of the committee to plan or conduct audits or to determine that the Company’s financial statements are complete and accurate and in accordance with generally accepted accounting principles. This is the responsibility of management and the external auditor. Nor is it the duty of the committee to conduct investigations, to resolve disagreements, if any, between management and the independent auditor or to assure compliance with laws and regulations.

*    *    *

APPENDIX B

CITIZENS FIRST BANCORP, INC.
2001 Stock-Based Incentive Plan

1. DEFINITIONS.

     (a)  “Affiliate” means any “parent corporation” or “subsidiary corporation” of the Company, as such terms are defined in Sections 424(e) and 424(f) of the Code.

     (b)  “Bank” means Citizens First Savings Bank.

     (c)  “Board of Directors” means the board of directors of the Company.

     (d)  “Change in Control” of the Bank or the Company shall mean an event of a nature that: (i) would be required to be reported in response to Item 1(a) of the current report on Form 8-K, as in effect on the date hereof, pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 (the “Exchange Act”); (ii) results in a Change in Control of the Bank or the Company within the meaning of the Change in Bank Control Act and the Rules and Regulations promulgated by the Federal Deposit Insurance Corporation (“FDIC”) at 12 C.F.R. § 303.4(a), with respect to the Bank, and the Rules and Regulations promulgated by the Office of Thrift Supervision (“OTS”) (or its predecessor agency), with respect to the Company, as in effect on the date of this Agreement; or (iii) without limitation such a Change in Control shall be deemed to have occurred at such time as (A) any “person” (as the term is used in Sections 13(d) and 14(d) of the Exchange Act) is or becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of voting securities of the Bank or the Company representing 20% or more of the Bank’s or the Company’s outstanding voting securities or right to acquire such securities except for any voting securities of the Bank purchased by the Company and any voting securities purchased by any employee benefit plan of the Company or its Subsidiaries, (B) individuals who constitute the Board on the date hereof (the “Incumbent Board”) cease for any reason to constitute at least a majority thereof, provided that any person becoming a director subsequent to the date hereof whose election was approved by a vote of at least three-quarters of the directors comprising the Incumbent Board, or whose nomination for election by the Company’s stockholders was approved by a Nominating Committee solely composed of members which are Incumbent Board members, shall be, for purposes of this clause (B), considered as though he were a member of the Incumbent Board, (C) a plan of reorganization, merger, consolidation, sale of all or substantially all the assets of the Bank or the Company or similar transaction occurs or is effectuated in which the Bank or Company is not the resulting entity, or (D) a proxy statement has been distributed soliciting proxies from stockholders of the Company, by someone other than the current management of the Company, seeking stockholder approval of a plan of reorganization, merger or consolidation of the Company or Bank with one or more corporations as a result of which the outstanding shares of the class of securities then subject to such plan or transaction are exchanged for or converted into cash or property or securities not issued by the Bank or the Company shall be distributed, or (E) a tender offer is made for 20% or more of the voting securities of the Bank or Company then outstanding.

     (e)  “Code” means the Internal Revenue Code of 1986, as amended.

     (f)  “Committee” means the committee designated, pursuant to Section 2 of the Plan, to administer the Plan.

     (g)  “Common Stock” means the common stock of the Company, par value $.01 per share.

     (h)  “Company” means Citizens First Bancorp, Inc. or its successor(s).

     (i)  “Disability” means any mental or physical condition, with respect to which an individual qualifies for and receives benefits under a long-term disability plan of the Company or an Affiliate, or in the absence of such a long-term disability plan or coverage under such a plan, “Disability” shall mean a physical or mental condition which, in the sole discretion of the Committee, is reasonably expected to be of indefinite duration and to substantially prevent the individual from fulfilling his duties or responsibilities to the Company or an Affiliate.

     (j)  “Employee” means any person employed by the Company or an Affiliate. Directors who are officers of the Company or an Affiliate shall be considered Employees under the Plan for the duration of their employment by the Company or an Affiliate.

     (k)  “Exchange Act” means the Securities Exchange Act of 1934, as amended.

     (l)  “Exercise Price” means the price at which an individual may purchase a share of Common Stock pursuant to an Option.

     (m)  “Fair Market Value” means the market price of Common Stock, determined as follows:

(i) If the Common Stock was traded on the date in question on the Nasdaq Stock Market, then the Fair Market Value shall be equal to the closing price reported for such date;

(ii) If the Common Stock was traded on a stock exchange for the date in question, then the Fair Market Value shall be equal to the closing price reported by the applicable composite transactions report for such date; and

(iii) If neither of the foregoing provisions is applicable, then the Fair Market Value shall be determined by the Committee in good faith on such basis as it deems appropriate.

Whenever possible, the determination of Fair Market Value by the Committee shall be based on the prices reported in The Wall Street Journal. The Committee’s determination of Fair Market Value shall be conclusive and binding on all persons.

     (n)  “Incentive Stock Option” means a stock option granted under the Plan that is intended to meet the requirements of Section 422 of the Code.

     (o)  “Just Cause” means a termination because of an individual’s personal dishonesty, incompetence, willful misconduct, breach of fiduciary duty involving personal profit, intentional failure to perform stated duties, willful violation of any law, rule or regulation (other than traffic violations or similar offenses) or material breach of any provision of any employment agreement between the Company and/or any Affiliate of the Company and any individual.

     (p)  “Non-Statutory Stock Option” means a stock option granted under the Plan that is not intended to be and is not identified as an Incentive Stock Option, or a stock option granted under the Plan that is intended to be and is identified as an Incentive Stock Option, but that does not meet the requirements of Section 422 of the Code.

     (q)  “Option” means an Incentive Stock Option or a Non-Statutory Stock Option.

     (r)  “Outside Director” means a member of the board(s) of directors of the Company or an Affiliate who is not also an Employee.

     (s)  “Plan” means this Citizens First Bancorp, Inc. 2001 Stock-Based Incentive Plan.

     (t)  “Restricted Stock Award” means an award of restricted stock granted to an individual pursuant to Section 6 of the Plan.

     (u)  “Retirement” means a termination of employment (i) from the Company or an Affiliate at an age and with employment service that would entitle the individual to a pension if the individual were a participant in the Bank’s pension plan or (ii) under circumstances designated as a Retirement by the Committee. “Retirement” with respect to an Outside Director means the termination of service from the board(s) of directors of the Company and any Affiliate following written notice to the board(s) of directors of the Outside Director’s intention to retire.

2. PURPOSE.

     This Plan is intended to enable the Company and its Affiliates to provide officers, Employees, Outside Directors and consultants with an incentive to achieve corporate objectives, and to attract and retain individuals of outstanding competence, through awards of stock options and restricted stock.

3. ADMINISTRATION.

     (a)  The Committee shall administer the Plan. The Committee shall consist of two (2) or more disinterested directors of the Company, who shall be appointed by the Board of Directors. A member of the Board of Directors shall be deemed “disinterested” only if he or she satisfies such requirements as the Securities and Exchange Commission may establish for non-employee directors administering plans intended to qualify for exemption under Rule 16b-3 (or its successor) under the Exchange Act. The Board of Directors may also appoint one or more separate committees of the Board of Directors, each composed of one or more directors of the Company or an Affiliate, who need not be disinterested, that may grant awards and administer the Plan with respect to individuals who are not considered officers or directors of the Company under Section 16 of the Exchange Act.

     (b)  The Committee shall:

(i) select the individuals who are to receive grants of awards under the Plan;

(ii) determine the type, number, vesting requirements and other features and conditions of such awards made under the Plan;

(iii) interpret the Plan and Award Agreements (as defined below); and

(iv) make all other decisions related to the operation of the Plan.

     The Committee shall adopt any rules or guidelines that it deems appropriate to implement and administer the Plan. The Committee’s determinations under the Plan shall be final and binding on all persons.

     (c)  Each award granted under the Plan shall be evidenced by a written notice (“Award Agreement”). Each Award Agreement shall constitute a binding contract between the Company or an Affiliate and the award holder, and every award holder, upon acceptance of an Award Agreement, shall be bound by the terms and restrictions of the Plan and the Award Agreement. The terms of each Award Agreement shall be set in accordance with the Plan, but each Award Agreement may also include any additional provisions and restrictions determined by the Committee. In particular, and at a minimum, the Committee shall set forth in each Award Agreement:

(i) the type of award granted;

(ii) the Exercise Price of any Option;

(iii) the number of shares subject to the award;

(iv) the expiration date of the award;

(v) the manner, time and rate (cumulative or otherwise) of exercise or vesting of the award; and

(vi) the restrictions, if any, placed on the award, or upon shares which may be issued upon the exercise or vesting of the award.

     The Chairman of the Committee and such other directors and officers as shall be designated by the Committee are authorized to execute Award Agreements on behalf of the Company or an Affiliate and to cause them to be delivered to the recipients of awards granted under the Plan.

     (d)  The Committee may delegate all authority for the determination of forms of payment to be made or received by the Plan and for the execution of any Award Agreement. The Committee may rely on the descriptions, representations, reports and estimates provided to it by the management of the Company or an Affiliate for determinations to be made pursuant to the Plan.

4. STOCK SUBJECT TO THE PLAN.

     Subject to adjustment as provided in Section 11 of the Plan, the number of shares reserved for awards under the Plan is 1,905,352, of which 1,429,014 shares are reserved for purchase pursuant to the exercise of Options (Incentive Stock Options and Non-Statutory Stock Options) and 476,338 shares are reserved for grants of Restricted Stock Awards. The shares of Common Stock issued under the Plan may be either authorized but unissued shares or authorized shares previously issued and acquired or reacquired by the Company. Shares underlying outstanding awards will be unavailable for any other use, including future grants under the Plan, except that, to the extent the awards terminate, expire or are forfeited without vesting or having been exercised, new awards may be granted with respect to these shares subject to the limitations set forth in this Section 4.

5. STOCK OPTIONS.

     The Committee may, subject to the limitations of this Plan and the availability of shares of Common Stock reserved but not previously awarded under the Plan, grant Options to eligible individuals, subject to terms and conditions as it may determine, to the extent that such terms and conditions are consistent with the following provisions:

     (a)  Exercise Price. The Exercise Price of an Option shall not be less than one hundred percent (100%) of the Fair Market Value of the Common Stock on the date of grant.

     (b)  Terms of Option. In no event may an individual exercise an Option, in whole or in part, more than ten (10) years from the date of grant.

     (c)  Non-Transferability. Unless otherwise determined by the Committee in accordance with this Section 5(c), an individual may not transfer, assign, hypothecate, or dispose of an Option in any manner, other than by will or the laws of intestate succession. The Committee may, however, in its sole discretion, permit transfer or assignment of a Non-Statutory Stock Option, if it determines that the transfer or assignment is for valid estate planning purposes and is permitted under the Code and Rule 16b-3 of the Exchange Act. For purposes of this Section 5(c), a transfer for valid estate planning purposes includes, but is not limited to, transfers:

(i) to a revocable inter vivos trust, as to which an individual is both settlor and trustee;

(ii) for no consideration to: (1) any member of the individual’s Immediate Family; (2) a trust solely for the benefit of members of the individual’s Immediate Family; (3) any partnership whose only partners are members of the individual’s Immediate Family; or (4) any limited liability corporation or other corporate entity whose only members or equity owners are members of the individual’s Immediate Family; or

(iii) a transfer to the Citizens First Foundation.

For purposes of this Section 5(c), “Immediate Family” includes, but is not necessarily limited to, an individual’s parents, grandparents, spouse, children, grandchildren, siblings (including half brothers and sisters), and individuals who are family members by adoption. Nothing contained in this Section 5(c) shall be construed to require the Committee to approve the transfer or assignment of any Non-Statutory Stock Option, in whole or in part. Receipt of the Committee’s approval to transfer or assign a Non-Statutory Stock Option, in whole or in part, does not mean that the Committee must approve a transfer or assignment of any other Non-Statutory Stock Option, or portion thereof. The transferee or assignee of any Non-Statutory Stock Option shall be subject to all terms and conditions applicable to the Option immediately prior to transfer or assignment, and shall remain subject to any other conditions proscribed by the Committee with respect to the Option.

     (d)  Special Rules for Incentive Stock Options. Notwithstanding foregoing provisions, the following rules apply to the grant of Incentive Stock Options:

(i) If an Employee owns or is treated as owning, for purposes of Section 422 of the Code, Common Stock representing more than ten percent (10%) of the total combined voting securities of the Company at the time the Committee grants the Incentive Stock Option (a “10% Owner”), the Exercise Price shall not be less than one hundred and ten percent (110%) of the Fair Market Value of the Common Stock on the date of grant.

(ii) An Incentive Stock Option granted to a 10% Owner shall not be exercisable more than five (5) years from the date of grant.

(iii) To the extent the aggregate Fair Market Value of shares of Common Stock with respect to which Incentive Stock Options are exercisable for the first time by an Employee during any calendar year, under the Plan or any other stock option plan of the Company, exceeds $100,000, or such higher value as may be permitted under Section 422 of the Code, Options in excess of the limit shall be treated as Non-Statutory Stock Options. Fair Market Value shall be determined as of the date of grant for each Incentive Stock Option.

(iv) Each Award Agreement for an Incentive Stock Option shall require the individual to notify the Committee within ten (10) days of any disposition of shares of Common Stock under the circumstances described in Section 421(b) of the Code (relating to certain disqualifying dispositions).

     (e)  Acceleration Upon a Change in Control. Unless otherwise prohibited by law or regulation, upon a Change in Control, all Options held by an individual as of the date of the Change in Control shall immediately become exercisable and shall remain exercisable until the expiration of the Option term, regardless of whether the individual remains in service with the Company, its Affiliates or their successors following the Change in Control.

     (f)  Termination of Employment or Service. Except as provided for in paragraph (e) of this Section 5, the following rules apply upon the termination of an individual’s employment or other service:

(i) In General. Unless the Committee determines otherwise, upon termination of employment or service for any reason other than Retirement, Disability or death, or Just Cause, the individual may exercise only those Options that were immediately exercisable by the individual at the date of termination, and only for a period of three (3) months from the date of termination, or, if sooner, until the expiration of the Option term.

(ii) Retirement. Unless the Committee determines otherwise, upon an individual’s Retirement, the individual may exercise only those Options that were immediately exercisable by the individual at the date of Retirement, and only for a period of three (3) years from the date of Retirement, or, if sooner, until the expiration of the Option term.

(iii) Disability or Death. Unless the Committee determines otherwise, upon termination of an individual’s employment or service due to Disability or death, all Options shall become immediately exercisable and shall remain exercisable for a period of three (3) years from the date of termination, or, if sooner, until the expiration of the Option term.

(iv) Just Cause. Unless the Committee determines otherwise, upon termination for Just Cause, all rights of an individual to Options shall expire immediately upon the effective date of such termination.

6. RESTRICTED STOCK AWARDS.

     The Committee may make grants of Restricted Stock Awards, which shall consist of the grant of some number of shares of Common Stock to an individual upon such terms and conditions as the Committee may determine to the extent such terms and conditions are consistent with the following provisions:

     (a)  Grants of Restricted Stock. Restricted Stock Awards may only be granted in whole shares of Common Stock.

     (b)  Non-Transferability. Except to the extent permitted by the Code, the rules promulgated under Section 16(b) of the Exchange Act or any successor statutes or rules:

(i) The recipient of a Restricted Stock Award grant shall not sell, transfer, assign, pledge, or otherwise encumber shares subject to the grant until full vesting of such shares has occurred. For purposes of this section, the separation of beneficial ownership and legal title through the use of any “swap” transaction is deemed to be a prohibited encumbrance.

(ii) Unless determined otherwise by the Committee and except in the event of death or pursuant to a domestic relations order, a Restricted Stock Award grant is not transferable and may be earned in his or her lifetime only by the individual to whom it is granted. Upon the death of the individual, a Restricted Stock Award grant is transferable by will or the laws of intestate succession. The designation of a beneficiary shall not constitute a transfer.

(iii) If the recipient of a Restricted Stock Award is subject to the provisions of Section 16 of the Exchange Act, shares of Common Stock subject to the grant may not, without the written consent of the Committee (which consent may be given in the Award Agreement), be sold or otherwise disposed of within six (6) months following the date of grant.

     (c)  Acceleration of Vesting Upon a Change in Control. Unless otherwise prohibited by law or regulation, upon a Change in Control, all Restricted Stock Awards held by an individual as of the date of the Change in Control shall immediately vest and any further restrictions shall lapse.

     (d)  Termination of Employment or Service. The following rules govern the treatment of a Restricted Stock Award upon the termination of an individual’s termination of employment or other service:

(i) In General. Unless the Committee determines otherwise, upon the termination of an individual’s employment or service for any reason other than Disability or death, any Restricted Stock Award in which the individual has not become vested as of the date of such termination shall be forfeited and any rights the individual had to such unvested Restricted Stock Award shall become null and void.

(ii) Disability or Death. Unless otherwise determined by the Committee, in the event of the termination of the individual’s employment or service due to Disability or death, all unvested Restricted Stock Awards held by the individual shall immediately vest as of the date of such termination.

     (e)  Issuance of Certificates. Unless otherwise held in trust and registered in the name of the trustee of the trust, reasonably promptly after the date of grant with respect to shares of Common Stock pursuant to a Restricted Stock Award, the Company shall cause to be issued a stock certificate, registered in the name of the individual to whom the Restricted Stock Award was granted, evidencing such shares; provided, however, that the Company shall not cause a stock certificate to be issued unless it has received a stock power duly endorsed in blank with respect to such shares. Each such stock certificate shall bear the following legend:

“The transferability of this certificate and the shares of stock represented hereby are subject to the restrictions, terms and conditions (including forfeiture provisions and restrictions against transfer) contained in the Citizens First Bancorp, Inc. 2001 Stock-Based Incentive Plan and the

Award Agreement entered into between the registered owner of such shares and Citizens First Bancorp, Inc. or its Affiliates. A copy of the Plan and Award Agreement is on file in the office of the Corporate Secretary of Citizens First Bancorp, Inc., 525 Water Street, Port Huron, Michigan 48060.”

This legend shall not be removed until the individual becomes vested in such shares pursuant to the terms of the Plan and Award Agreement. Each certificate issued pursuant to this Section 6(e) shall be held by the Company or its Affiliates, unless the Committee determines otherwise.

     (f)  Treatment of Dividends. Whenever shares of Common Stock underlying a Restricted Stock Award are distributed to an individual or beneficiary thereof under the Plan (or at such other time as the Committee may determine with respect to an individual), the recipient or beneficiary shall also be entitled to receive, with respect to each such share distributed, a payment equal to any cash dividends or other distributions and the number of shares of Common Stock equal to any stock dividends, declared and paid with respect to a share of the Common Stock if the record date for determining shareholders entitled to receive such dividends or other distributions falls between the date the relevant Restricted Stock Award was granted and the date the relevant Restricted Stock Award or installment thereof is issued. There shall also be distributed an appropriate amount of net earnings, if any, of the trust with respect to any dividends paid out on the shares related to the Restricted Stock Award.

     (g)  Voting of Restricted Stock Awards. After a Restricted Stock Award has been granted but for which the shares covered by such Restricted Stock Award have not yet been vested, earned and distributed to the individual pursuant to the Plan, the individual shall be entitled to vote or to direct the trustee to vote, as the case may be, such shares of Common Stock which the Restricted Stock Award covers subject to the rules and procedures adopted by the Committee for this purpose and in a manner consistent with the trust agreement.

7. DEFERRED PAYMENTS.

     The Committee, in its discretion, may permit an individual to elect to defer the receipt of all or any part of any cash or stock payment under the Plan, or the Committee may determine to defer receipt by some or all individuals, of all or a portion of any payment. The Committee shall determine the terms and conditions of any permitted deferral, including the period of deferral, the manner of deferral and the method used to measure appreciation on deferred amounts until paid.

8. METHOD OF EXERCISING OPTIONS.

     Subject to any applicable Award Agreement, an individual may exercise any Option, in whole or in part, at such time or times as the Committee specifies in the Award Agreement. The individual may make payment of the Exercise Price in such form or forms as the Committee specifies in the Award Agreement, including, without limitation, payment by delivery of cash, Common Stock or other consideration (including, where permitted by law, Options) having a Fair Market Value equal to the total Exercise Price on the day immediately preceding the exercise date. The Committee may also allow payment by any combination of cash, shares of Common Stock and other consideration, including exercise by means of a cashless exercise arrangement with a qualified broker-dealer.

9. RIGHTS OF INDIVIDUALS.

     No individual shall have any rights as a shareholder with respect to any shares of Common Stock covered by a grant under this Plan until the date of issuance of a stock certificate for such Common Stock. Nothing contained in this Plan or in any Award Agreement confers on any person the right to continue in the employ or service of the Company or an Affiliate or interferes in any way with the right of the Company or an Affiliate to terminate an individual’s services.

10. DESIGNATION OF BENEFICIARY.

     With the Committee’s consent, an individual may designate a person or persons to receive, upon the individual’s death, any award to which the individual would then be entitled. This designation shall be made upon forms supplied by and delivered to the Company and it may be revoked in writing. If an individual fails to effectively designate a beneficiary, the individual’s estate shall be deemed to be the beneficiary for purposes of the Plan.

11. DILUTION AND OTHER ADJUSTMENTS.

     In the event of any change in the outstanding shares of Common Stock, by reason of any stock dividend or split, recapitalization, merger, consolidation, spin-off, reorganization, combination or exchange of shares, or other similar corporate change, or any other increase or decrease in such shares, without receipt or payment of consideration by the Company, or in the event an extraordinary capital distribution is made, the Committee may make adjustments to previously granted awards, to prevent dilution, diminution, or enlargement of the rights of individuals, including any or all of the following:

     (a)  adjustments in the aggregate number or kind of shares of Common Stock or other securities that may underlie future awards under the Plan;

     (b)  adjustments in the aggregate number or kind of shares of Common Stock or other securities that underlie awards already made under the Plan; and

     (c)  adjustments in the Exercise Price of outstanding Options.

The Committee, however, shall not make adjustments that materially change the value of benefits available to an individual under a previously granted award. All awards under this Plan shall be binding upon any successors or assigns of the Company.

12. TAXES.

     (a)  Under this Plan, whenever cash or shares of Common Stock are to be delivered, the Committee is entitled to require as a condition of delivery that:

(i) the individual remit an amount sufficient to satisfy any and all related federal, state, and local withholding tax requirements;

(ii) the withholding of such sums may come from compensation otherwise due to the individual or from shares of Common Stock due to the individual under this Plan; or

(iii) any combination of (i) and (ii), above; provided, however, that no amount shall be withheld from any cash payment or shares of Common Stock related to an Option transferred by the individual in accordance with this Plan.

     (b)  If any disqualifying disposition, as described in Section 5(d)(iv), is made with respect to shares of Common Stock acquired under an Incentive Stock Option granted in accordance with this Plan, or any transfer described in Section 5(c) is made, or any election described in Section 13 of the Plan is made, the person making such disqualifying disposition, transfer, or election shall remit to the Company or its Affiliates an amount sufficient to satisfy any federal, state, and local tax withholding requirements. In lieu of or in addition to the foregoing, however, the Company or its Affiliates shall have the right to withhold such sums from compensation otherwise due to the individual, or, except in the case of any transfer pursuant to Section 5(c), from any shares of Common Stock due to the individual under this Plan.

13. NOTIFICATION UNDER SECTION 83(b).

     The Committee may, on the date of grant or at a later date, prohibit an individual from making the election described below. If the Committee has not prohibited an individual from making this election, and the individual shall, in connection with the exercise of any award, make the election permitted under Section 83(b) of the Code, the individual shall notify the Committee of the election within ten (10) days of filing notice of the election with the Internal Revenue Service. This requirement is in addition to any filing and notification required under the regulations issued under the authority of Section 83(b) of the Code.

14. AMENDMENT OF THE PLAN AND AWARD GRANTS.

     (a)  Except as provided in paragraph (c) of this Section 14 the Board of Directors may at any time, and from time to time, modify or amend the Plan in any respect, prospectively or retroactively; provided, however, that provisions governing grants of Incentive Stock Options shall be submitted for shareholder approval to the extent required by law, regulation, or otherwise. Failure to ratify or approve amendments or modifications by shareholders shall be effective only as to the specific amendment or modification requiring shareholder ratification or approval. Other provisions of this Plan shall remain in full force and effect. No termination, modification, or amendment of this Plan may adversely affect the rights of an individual under an outstanding award without the written permission of the affected individual.

     (b)  Except as provided in paragraph (c) of this Section 14 the Committee may amend any Award Agreement, prospectively or retroactively; provided, however, that no amendment shall adversely affect the rights of an individual under an outstanding Award Agreement without the written consent of the affected individual.

     (c)  In no event shall the Board of Directors, without shareholder approval, amend the Plan or shall the Committee amend an Award Agreement in any manner that effectively:

(i) Allows any Option to be granted with an Exercise Price below the Fair Market Value of the Common Stock on the date of grant; or

(ii) Allows the repricing of any Option previously granted under the Plan either through a reduction in the Exercise Price or through the cancellation and regrant of a new Option in exchange for the cancelled Option.

15. EFFECTIVE DATE AND TERMINATION OF THE PLAN.

     The Plan shall become effective on March 8, 2002, provided the Plan has been approved by a majority of votes cast by shareholders at a duly convened meeting of shareholders of the Company. The right to grant awards under the Plan will terminate upon the earlier of: (i) ten (10) years after the effective date; or (ii) the issuance of a number of shares of Common Stock pursuant to the exercise of Options and vesting of Restricted Stock Awards equal to the maximum number of shares reserved under the Plan, as set forth in Section 4 of the Plan. The Board of Directors may suspend or terminate the Plan at any time; provided, however, that no such action will adversely affect an individual’s vested rights under a previously granted award, without the consent of the affected individual.

16. APPLICABLE LAW.

     The Plan will be administered in accordance with the laws of the state of Delaware, except to the extent that Federal law is deemed to apply.

REVOCABLE PROXY
CITIZENS FIRST BANCORP, INC.
ANNUAL MEETING OF STOCKHOLDERS

October 18, 2001
10:00 a.m. Local Time

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned hereby appoints the official proxy committee of Citizens First Bancorp, Inc. (the “Company”), consisting of the full board of directors, with full power of substitution, to act as proxy for the undersigned, and to vote all shares of common stock of the Company which the undersigned is entitled to vote at the annual meeting of stockholders to be held on October 18, 2001, at 10:00 a.m., local time, at 555 Water Street, Port Huron, Michigan and at any and all adjournments thereof, with all of the powers the undersigned would possess if personally present at such meeting as follows:

1.	The election as director of the nominee listed.
Timothy D. Regan

FOR	VOTE WITHHELD

2.	The approval of the Citizens First Bancorp, Inc. 2001 Stock-Based Incentive Plan.

FOR	AGAINST	ABSTAIN

3.	The ratification of the appointment of Plante & Moran, LLP as independent auditors of Citizens First Bancorp, Inc. for the fiscal year ending March 31, 2002.

FOR	AGAINST	ABSTAIN

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” EACH OF THE LISTED PROPOSALS.

     This proxy is revocable and will be voted as directed, but if no instructions are specified, this proxy, properly signed and dated, will be voted “FOR” each of the proposals listed. If any other business is presented at the annual meeting, including whether or not to adjourn the meeting, this proxy will be voted by the proxies in their best judgment. At the present time, the Board of Directors knows of no other business to be presented at the annual meeting. This proxy also confers discretionary authority on the Board of Directors to vote with respect to the election of any person as director where the nominees are unable to serve or for good cause will not serve and matters incident to the conduct of the meeting.

Dated:

SIGNATURE OF SHAREHOLDER

SIGNATURE OF CO-HOLDER (IF ANY)

     The above signed acknowledges receipt from the Company prior to the execution of this proxy of a Notice of Annual Meeting of Stockholders, a Proxy Statement dated September 10, 2001 and an Annual Report to Stockholders.

     Please sign exactly as your name appears on this card. When signing as attorney, executor, administrator, trustee or guardian, please give your full title. If shares are held jointly, each holder may sign but only one signature is required.

PLEASE COMPLETE, DATE, SIGN AND PROMPTLY MAIL THIS PROXY
IN THE ENCLOSED POSTAGE-PAID ENVELOPE.

[Citizens First Savings Bank Letterhead]

Dear ESOP Participant:

     On behalf of the Board of Directors of Citizens First Bancorp, Inc. (the “Company”), I am forwarding to you a Notice and Proxy Statement for the Company’s Annual Meeting of Stockholders. We will hold the Annual Meeting of Stockholders on October 18, 2001, at the time and location stated in the notice. I have also included with these materials the Company’s Annual Report to Stockholders, as well as a green vote authorization form. The vote authorization form allows you to convey your voting instructions, as a participant in the Citizens First Savings Bank Employee Stock Ownership Plan (the “ESOP”), to First Bankers Trust Company, N.A. (the “ESOP Trustee”) on the proposals presented to stockholders at the Annual Meeting.

     As of August 31, 2001, the record date for the Annual Meeting, the ESOP Trustee held 762,140 shares of Company common stock on behalf of the ESOP, of which no shares had been allocated to participants’ accounts. Therefore, for purposes of this Annual Meeting, you will be deemed to be allocated one share of Company common stock in order to direct the ESOP Trustee how to vote on the proposals presented at the Annual Meeting. The ESOP Trustee will vote these shares as directed by you and the other ESOP participants; provided the ESOP Trustee receives your instructions by October 8, 2001. Subject to its fiduciary duties under the Employee Retirement Income Security Act of 1974, as amended, the ESOP Trustee will vote the unallocated shares and the allocated shares for which it does not receive instructions by October 8, 2001, in a manner calculated to most accurately reflect the instructions it does receive from participants.

     In order to direct the voting of the share of Company common stock deemed allocated to your ESOP account, please complete and sign the enclosed green vote authorization form and return it in the provided postage-paid envelope by October 8, 2001. Your vote will not be revealed, directly or indirectly, to any officer, employee or director of the Company or Citizens First Savings Bank.

     Please note that as an employee of Citizens First Savings Bank you may participate in several benefit plans for which you may receive a separate vote authorization form. Please vote all of the vote authorization forms you receive.

Sincerely,

/s/ Marshall J. Campbell Marshall J. Campbell Chairman, President and Chief Executive Officer

Name:__________
Share: 1

VOTE AUTHORIZATION FORM

     I understand that First Bankers Trust Company, N.A., the ESOP Trustee, is the holder of record and custodian of all shares of Citizens First Bancorp, Inc. (the “Company”) common stock held under the Citizens First Savings Bank Employee Stock Ownership Plan. I understand that my voting instructions are solicited on behalf of the Company’s Board of Directors for the Annual Meeting of Stockholders to be held on October 18, 2001.

     I direct the ESOP Trustee to vote my share as follows:

1.	The election as director of the nominee listed.

Timothy D. Regan

FOR	VOTE WITHHELD

2.	The approval of the Citizens First Bancorp, Inc. 2001 Stock-Based Incentive Plan.

FOR	AGAINST	ABSTAIN

3.	The ratification of the appointment of Plante & Moran, LLP as independent auditors of Citizens First Bancorp, Inc. for the fiscal year ending March 31, 2002.

FOR	AGAINST	ABSTAIN

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE LISTED PROPOSALS.

     The ESOP Trustee is hereby authorized to vote the shares attributed to me in its trust capacity as indicated above.

Date	Signature

Please complete, date, sign and return this form in the enclosed postage-paid envelope no later than October 8, 2001.

[Citizens First Savings Bank letterhead]

Dear 401(k) Plan Participant:

     On behalf of the Board of Directors of Citizens First Bancorp, Inc. (the “Company”), I am forwarding to you a Notice and Proxy Statement for the Company’s Annual Meeting of Stockholders. We will hold the Annual Meeting of Stockholders on October 18, 2001, at the time and location stated in the notice. I have also included with these materials the Company’s Annual Report to Stockholders, as well as a yellow vote authorization form. The vote authorization form allows you to convey your voting instructions, as a 401(k) Plan participant investing in the Citizens First Bancorp, Inc. Stock Fund (the “Employer Stock Fund”), to First Bankers Trust Company, N.A. (the “Employer Stock Fund Trustee”) on the proposals presented to stockholders at the Annual Meeting.

     As of August 31, 2001, the record date for the Annual Meeting, the Employer Stock Fund Trust held 66,309 shares of Company common stock. The Employer Stock Fund Trustee will vote these shares as directed by participants; provided the trustee timely receives instructions from the participants.

     In order to direct the voting of shares of Company common stock credited to your 401(k) Plan account, please complete and sign the enclosed yellow vote authorization form and return it in the enclosed postage-paid envelope by October 8, 2001. The Employer Stock Fund Trustee will tabulate the votes received and vote the shares of Company common stock held in the Employer Stock Fund Trust in accordance with the terms of the plan.

     Please note that as an employee of Citizens First Savings Bank you may participate in several benefit plans for which you may receive a separate vote authorization form. Please vote all of the vote authorization forms you receive.

Sincerely,

/s/ Marshall J. Campbell Marshall J. Campbell Chairman, President and Chief Executive Officer

Name:__________
Shares:__________

VOTE AUTHORIZATION FORM

     I understand that First Bankers Trust Company, N.A., the Employer Stock Fund Trustee, is the holder of record and custodian of all shares of Citizens First Bancorp, Inc. (the “Company”) common stock held in the Employer Stock Fund under the Citizens First Savings Bank 401(k) Plan. I understand that my voting instructions are solicited on behalf of the Company’s Board of Directors for the Annual Meeting of Stockholders to be held on October 18, 2001.

     I direct the Employer Stock Fund Trustee to vote my shares as follows:

1.	The election as director of the nominee listed.

Timothy D. Regan

FOR	VOTE WITHHELD

2.	The approval of the Citizens First Bancorp, Inc. 2001 Stock-Based Incentive Plan.

FOR	AGAINST	ABSTAIN

3.	The ratification of the appointment of Plante & Moran, LLP as independent auditors of Citizens First Bancorp, Inc. for the fiscal year ending March 31, 2002.

FOR	AGAINST	ABSTAIN

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE LISTED PROPOSALS.

     The Employer Stock Fund Trustee is hereby authorized to vote the shares attributed to me in its trust capacity as indicated above.

Date	Signature

Please complete, date, sign and return this form in the enclosed postage-paid envelope no later than October 8, 2001.

Name:__________
Shares:__________

VOTE AUTHORIZATION FORM
FOR DIRECTORS’ DEFERRED FEE PLAN

     I understand that First Bankers Trust Company, N.A., the trustee for the Citizens First Savings Bank Directors’ Deferred Fee Plan ( the “Deferred Fee Plan”), is the holder of record and custodian of all shares of Citizens First Bancorp, Inc. (the “Company”) common stock held under the Deferred Fee Plan. I understand that my voting instructions are solicited on behalf of the Company’s Board of Directors for the Annual Meeting of Stockholders to be held on October 18, 2001.

     I direct the Deferred Fee Plan Trustee to vote my shares as follows:

1.	The election as director of the nominee listed.

Timothy D. Regan

FOR	VOTE WITHHELD

2.	The approval of the Citizens First Bancorp, Inc. 2001 Stock-Based Incentive Plan.

FOR	AGAINST	ABSTAIN

3.	The ratification of the appointment of Plante & Moran, LLP as independent auditors of Citizens First Bancorp, Inc. for the fiscal year ending March 31, 2002.

FOR	AGAINST	ABSTAIN

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE LISTED PROPOSALS.

     The Deferred Fee Plan Trustee is hereby authorized to vote the shares attributed to me in its trust capacity as indicated above. I acknowledge with my signature that I have received a copy of the Notice of Annual Meeting of Stockholders, a Proxy Statement dated September 10, 2001, and an Annual Report to Stockholders.

Date	Signature

Please complete, date, sign and return this form in the enclosed postage-paid envelope no later than October 8, 2001.